UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Avenue, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SHSP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Securities Holders.

On August 25, 2021, SharpSpring, Inc. (“SharpSpring”) held a special meeting of stockholders (the “Special Meeting”). As of the record date, July 28, 2021, there were 12,886,660 shares of SharpSpring common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 9,168,192 shares, or approximately 71.1% of all outstanding shares of common stock, were present either in person or by proxy. Three matters were included in the notice of Special Meeting for consideration at the Special Meeting, with the Board of Directors of SharpSpring recommending a vote “FOR” in connection with each of the proposals, as further described in the definitive proxy statement and related supplement filed with the Securities and Exchange Commission on July 30, 2021 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “ Merger Proposal”) was to consider and vote on adoption of the Agreement and Plan of Merger, dated as of June 21, 2021, as it may be amended from time to time in accordance with its terms (the “Merger Agreement”), by and among Constant Contact, Inc., a Delaware corporation ( “Parent”), the Company, and Groove Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“MergerSub”), providing for the merger of MergerSub with and into the Company (the “Merger”) and for the Company to become a wholly-owned subsidiary of Parent.

Proposal No. 2 (the “Merger Compensation Advisory Proposal”) was to consider and vote on approval, on a nonbinding advisory basis, the “golden parachute” compensation that will or may become payable to our named executive officers in connection with the Merger.

Proposal No. 3 (the “Adjournment Proposal”) was to consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

The Adjournment Proposal was not considered at the Special Meeting. The Merger Proposal and the Merger Compensation Proposal were approved. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain	Broker Non- Votes
Proposal 1 – The Merger Proposal	9,017,961	148,041	2,190	—

Proposal 2 – The Merger Compensation Advisory Proposal	8,523,495	636,645	8,052	—

SharpSpring, Parent and Merger Sub currently anticipate that the Merger will be completed on September 1, 2021, subject to the satisfaction of the conditions to closing set forth in the Merger Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SharpSpring, INC. (Registrant)

Dated: August 25, 2021	By:	/s/ Aaron Jackson
	Name:	Aaron Jackson
	Title:	Chief Financial Officer

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